UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/06/2009

HSN, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34061

DE	26-2590893
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 HSN Drive
St. Petersburg, Florida 33729
(Address of principal executive offices, including zip code)

(727) 872-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 6, 2009, HSN, Inc. issued a press release announcing that its 2009 Annual Meeting of Stockholders will be held on Tuesday, May 19, 2009. Formal notice of the meeting and information regarding proposals to be considered at the 2009 Annual Meeting of Stockholders, are expected to be mailed on or about April 17, 2009.

In accordance with the requirements for advance notice provided for in HSNi's Amended and Restated Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, stockholders must deliver proposals for inclusion in the proxy material by no later than the close of business on March 16, 2009. Any such proposals must be delivered to the General Counsel at HSN, Inc., 1 HSN Drive, St. Petersburg, Florida 33729 and must comply with the requirements of Rule 14a-8 and may be omitted otherwise.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

99.1   Press Release dated March 6, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, INC.

Date: March 06, 2009	By:	/s/ James P. Warner
James P. Warner
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated March 6, 2009